Exhibit 21.1 Subsidiaries of the Registrant

December 31, 2019
Controlled entities	Shareholding
Orion Engineered Carbons S.A., Luxembourg
Orion Engineered Carbons LLC, Kingwood, USA (Principal Executive Office)	100%
Orion Engineered Carbons Holdings GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Bondco GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons International GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Holdco S.R.L., Milano, Italy	100%
Orion Engineered Carbons Holdco S.A.S., Paris, France*	100%
Carbogal Engineered Carbons Holdco - Consultoria, Unipessoal Lda., Lisboa, Portugal*	100%
Orion Engineered Carbons USA Holdco, LLC, Kingwood, US	100%
Engineered Carbons Sweden Holdco AB., Malmö Sweden	100%
Orion Engineered Carbons (China) Investment Co., Ltd, Shanghai, China	100%
Orion Engineered Carbons S.r.l., Ravenna, Italy	100%
Orion Engineered Carbons S.A.S., Ambès, France*	100%
Carbogal Engineered Carbons S.A., Sines, Portugal*	100%
Orion Engineered Carbons France SAS; Berre-l'Etang; France	100%
Orion Engineered Carbons Co. Ltd., Yeosu-si, South Korea	100%
Orion Engineered Carbons Sp. z o.o., Jaslo, Poland	100%
Norcarb Engineered Carbons AB, Malmö, Sweden	100%
Orion Engineered Carbons Ltda., Paulinia, Brazil	100%
Orion Engineered Carbons Proprietary Limited, Port Elizabeth, South Africa	100%
Orion Engineered Carbons GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons KK, Tokyo, Japan	100%
Orion Engineered Carbons Pte. Ltd., Singapore, Singapore	100%
Orion Engineered Carbons Trading (Shanghai) Co. Ltd., Shanghai, China	100%
Orion Engineered Carbons Material Technology (Shanghai) Co., Ltd., Shanghai, China	100%
Orion Engineered Carbons Qingdao Co., Ltd., Qingdao, China	100%
CB International Services Company GmbH, Frankfurt am Main, Germany	100%
ORION Engineered Carbons India Private Limited, Thane West, India	100%
ORION ENGINEERED CARBONS TURKEY, Istanbul, Turkey	100%
ORION Engineered Carbons (Huaibei) Co., Ltd, Huaibei, China	100%
Orion Engineered Carbons IP GmbH & Co. KG, Monheim am Rhein, Germany	100%
Orion Engineered Carbons IP Verwaltungs GmbH, Monheim am Rhein, Germany	100%

Joint control	Shareholding
Kommanditgesellschaft Deutsche Gasrusswerke GmbH & Co., Dortmund, Germany	54%
Deutsche Gasrusswerke Gesellschaft mit beschränkter Haftung, Dortmund, Germany	50%